                                                                    Exhibit a.35

                       THE PAYDEN & RYGEL INVESTMENT GROUP
                               AMENDMENT NO. 34 TO
                             MASTER TRUST AGREEMENT

     This Amendment No. 34 to the Master Trust Agreement of The Payden & Rygel Investment Group, dated January 22, 1992, as amended (the Agreement"), is made as of February 27, 2006.

     WHEREAS, pursuant to the Agreement, the Trustees have previously established and designated nineteen sub-trusts known as the Payden Limited Maturity Fund, Payden Short Bond Fund, Payden U.S. Government Fund, Payden GNMA Fund, Payden Core Bond Fund, Payden Opportunity Bond Fund, Payden Real Return Fund, Payden High Income Fund, Bunker Hill Money Market Fund, Payden Tax Exempt Bond Fund, Payden California Municipal Income Fund, Payden Growth & Income Fund, Payden Market Return Fund, Payden U.S. Growth Leaders Fund, Payden Small Cap Leaders Fund, Payden Global Short Bond Fund, Payden Global Fixed Income Fund, Payden Emerging Markets Bond Fund and Payden Plus Fund; and

     WHEREAS, the Trustees have the authority, without shareholder approval, under Section 7.3 of the Agreement, to amend the Agreement in any manner, so long as such amendment does not adversely affect the rights of any shareholder and is not in contravention of applicable law; and

     WHEREAS, effective February 27, 2006, the Trustees hereby desire to liquidate the Payden Real Return Fund, to delete the Payden Plus Fund which was never opened or funded, and to change the name of the "Payden Growth & Income Fund" to the "Payden Value Leaders Fund;"

     NOW THEREFORE:

     1. Effective February 27, 2006, the first paragraph of Section 4.2 of the Agreement is hereby amended to read in pertinent part as follow:

     "Section 4.2 Establishment and Designation of Sub-Trusts. Without limiting the authority of the Trustee set forth in Section 4.1 to establish and designate any further Sub-Trusts, the Trustees hereby establish and designate seventeen Sub-trusts and classes thereof: Payden Limited Maturity Fund, which shall consist of one class of shares designated as "Investor Class" shares; Payden Short Bond Fund, which shall consist of one class of shares designated as "Investor Class" shares; Payden U.S. Government Fund, which shall consist of one class of shares designated as "Investor

Class" shares; Payden Core Bond Fund, which shall consist of one class of shares designated as "Investor Class" shares; Payden Opportunity Bond Fund, which shall consist of one class of shares designated as "Investor Class" shares; Payden GNMA Fund, which shall consist of one class of shares designated as "Investor Class" shares; Payden High Income Fund, which shall consist of one class of shares designated as "Investor Class" shares; Bunker Hill Money Market Fund, which shall consist of two classes of shares designated as "Investor Class" and "Class D" shares; Payden Tax Exempt Bond Fund, which shall consist of one class of shares designated as "Investor Class" shares; Payden California Municipal Income Fund, which shall consist of one class of shares designated as "Investor Class" shares; Payden Value Leaders Fund, which shall consist of one class of shares designated as "Investor Class" shares; Payden Market Return Fund, which shall consist of one class of shares designated as "Investor Class" shares; Payden U.S. Growth Leaders Fund, which shall consist of one class of shares designated as "Investor Class" shares; Payden Small Cap Leaders Fund, which shall consist of one class of shares designated as "Investor Class" shares; Payden Global Short Bond Fund, which shall consist of one class of shares designated as "Investor Class" shares; Payden Global Fixed Income Fund, which shall consist of one class of shares designated as "Investor Class" shares; and Payden Emerging Markets Bond Fund, which shall consist of one class of shares designated as "Investor Class" shares. The shares of each Sub-Trust and classes thereof and any shares of any further Sub-Trusts and classes thereof that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust or class a the time of establishing and designating the same) have the following relative rights and preferences:".

     The undersigned hereby certify that the Amendment set forth above has been duly adopted in accordance with the provisions of the Master Trust Agreement.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands for themselves and their assigns, as of the day and year first above written. This instrument may be executed in one or more counterparts, all of which shall together constitute a single instrument.


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Joan A. Payden                          Christopher N. Orndorff

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W. D. Hilton, Jr.                       Dennis C. Poulsen


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J. Clayburn La Force                    Stender E. Sweeney


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Gerald S. Levey, M.D.                   Mary Beth Syal


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Thomas V. McKernan, Jr.